TIMET ANNOUNCES QUARTERLY DIVIDEND AND RESULTS OF ANNUAL STOCKHOLDER MEETING

DALLAS, TEXAS . . . May 17, 2012 . . . Titanium Metals Corporation (“TIMET”) (NYSE:  TIE) announced that its board of directors has declared a quarterly dividend of $.075 per share on its Common Stock, payable on June 20, 2012 to stockholders of record as of the close of business on June 11, 2012.

TIMET also announced that at its annual stockholder meeting held today its stockholders had:

•	re-elected each of Keith R. Coogan, Glenn R. Simmons, Harold C. Simmons, Thomas P. Stafford, Steven L. Watson, Terry N. Worrell and Paul J. Zucconi. as a director for a one year term; and

•	adopted a resolution that approved, on a nonbinding advisory basis, the compensation of its named executive officers as disclosed in the proxy statement for the 2012 annual meeting.

TIMET, headquartered in Dallas, Texas, is a leading worldwide producer of titanium metal products.  Information on TIMET is available on its website at www.timet.com.

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